UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
November 18, 2019
BLACK KNIGHT, INC.
(Exact name of Registrant as Specified in its Charter)

001-37394
(Commission File Number)

Delaware	81-5265638
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 854-5100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BKI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

William P. Foley, II, a director of Black Knight, Inc. (“Black Knight” or the “Company”) and Chairman of the Board, will continue in those two positions, but effective as of December 1, 2019, Mr. Foley will no longer serve as an executive officer of Black Knight. Mr. Foley has served as Executive Chairman of Black Knight and our predecessor companies since January 2014.

In connection with this change, Mr. Foley’s employment agreement with Black Knight was replaced with a non-executive director services agreement that shall remain in effect for so long as Mr. Foley continues to serve as Chairman of Black Knight. Pursuant to the director services agreement, Mr. Foley shall receive a prorated bonus and equity incentive award at the time of his transition. He will also receive an annual board retainer of $500,000 relating to his board duties for the Company, and will be eligible to receive future equity incentive awards. Mr. Foley’s director services agreement also provides for certain payments upon various termination events, such as termination other than for cause or by Mr. Foley for good reason. The foregoing summary of the terms and conditions of Mr. Foley’s director services agreement is qualified in its entirety by the terms and conditions of the director services agreement, which is filed as Exhibit 99.1 hereto.

In addition, on November 18, 2019, Shelley S. Leonard was appointed to serve as an executive officer of Black Knight. Ms. Leonard has served as Chief Product Officer of Black Knight since January 2015, and as Chief Product and Digital Officer since January 2019. Ms. Leonard is responsible for defining product and digital strategy and user experience, and working with each division within Black Knight to develop a comprehensive strategic roadmap. Ms. Leonard previously served as Executive Vice President and Managing Director of LoanSphere Business Strategy for Black Knight’s Servicing Technologies division from November 2011 to December 2014, where she was responsible for identifying and developing the business strategies for workflow-based solutions to support servicing and default clients’ needs. Prior to that, Ms. Leonard served Black Knight and its predecessors in various roles with increasing responsibility since June 1993.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Director Services Agreement for William P. Foley, II.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Knight, Inc.
Date:	November 22, 2019	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President and General Counsel